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                                                                   EXHIBIT 10.41

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement"), is entered into as of September 30, 1997, by and between Patriot American Hospitality Operating Company, a Delaware corporation ("OpCo"), and the stockholder of CHC International, Inc. ("CHCI") signatory hereto (the "Stockholder").

                              W I T N E S S E T H

     WHEREAS, as of the date hereof the Stockholder is the record owner of, and has full rights to vote, that number of shares of common stock of CHCI, par value $.01 per share (the "CHCI Stock"), set forth opposite his, her or its name, as the case may be, on Exhibit A hereto (the "Shares");
                             ---------

     WHEREAS, OpCo, Patriot American Hospitality, Inc. and CHCI are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of CHCI with and into OpCo (the "Merger") such that, upon consummation of the Merger, OpCo shall continue as the surviving corporation and CHCI will cease to exist;

     WHEREAS, as a condition to the willingness of OpCo to enter into the Merger Agreement, OpCo has requested that the Stockholder agree, and, in order to induce OpCo to enter into the Merger Agreement the Stockholder is willing to agree, to vote the Shares pursuant to the terms and conditions hereof; and

     WHEREAS, as a further condition of the willingness of OpCo to enter into the Merger Agreement, OpCo has requested that the other stockholders listed on Exhibit A hereto, who together with the Stockholder comprise record owners
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having full rights in the aggregate to vote more than 50% of the shares of CHCI
Stock issued and outstanding as of the date hereof, enter into agreements in substantially the same form as this Agreement regarding the voting of their shares of CHCI Stock.

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

     The Stockholder hereby represents and warrants to OpCo as follows:

     SECTION 1.01.  Due Authority.  The Stockholder has full power and authority
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to execute and deliver this Agreement and to perform its obligations hereunder.
This Agreement has been duly executed and delivered by or on behalf of the Stockholder.
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     SECTION 1.02.  No Conflict; Consents.  The execution and delivery of this
                    ---------------------
Agreement by the Stockholder do not, and the performance by the Stockholder of the obligations under this Agreement and the compliance by the Stockholder with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to the Stockholder or the Shares, (ii) conflict with or violate the Stockholder's charter, bylaws, partnership agreement or other organizational documents, if applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder's Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound.

     SECTION 1.03.  Title to Shares.
                    ---------------

          (a) The Stockholder is the record owner of and has full rights to vote the Shares, free and clear of any proxy or voting restriction. The Shares set forth opposite the Stockholder's name on Exhibit A hereto, together with the
                                             ---------
shares of CHCI Stock set forth opposite the names of the other stockholders listed on Exhibit A, constitute more than 50% of the issued and outstanding
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voting stock of CHCI as of the date hereof.

          (b) The Stockholder has, and during the Term (as hereinafter defined) will have (except as a result of transfers permitted by Section 2.01), sole voting power with respect to the matters set forth in Article II hereof with respect to all of the Shares and sole power of disposition with respect to all of the Shares, subject to the restrictions described on Exhibit B (the "Existing
                                                        ---------
Restrictions").

     SECTION 1.04.  No Encumbrances.  The Shares and the certificates
                    ---------------
representing the Shares are now, and at all times during the Term hereof (except as a result of transfers permitted by Section 2.01) will be, held by the Stockholder, or by a custodian for the benefit of the Stockholder, free and clear of all proxies, voting trusts and voting agreements, understandings or arrangements providing for any right on the part of any person other than the Stockholder to vote the Shares and, subject to the Existing Restrictions and replacements thereof in accordance with Section 2.01, free and clear of all liens, claims, security interests and any other encumbrances whatsoever except any such encumbrances or arrangements arising under this Agreement.

     SECTION 1.05.  Acknowledgment of Reliance.  The Stockholder understands and
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acknowledges that (a) OpCo is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement and (b) this Agreement is intended to be enforceable against the Stockholder and, accordingly, the Stockholder will not challenge or question the validity or enforceability of any of the terms of this Agreement.

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                                   ARTICLE II

                      CERTAIN COVENANTS OF THE STOCKHOLDER

     The Stockholder hereby covenants and agrees with OpCo as follows:

     SECTION 2.01.  Transfer of Shares. During the Term, the Stockholder shall
                    ------------------
not directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any of the Shares (including options in respect thereof), nor shall the Stockholder directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any of the Shares; provided, that (a) a transfer to the executor or administrator of
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the Stockholder upon the Stockholder's death shall not be deemed prohibited hereunder as long as such executor or administrator on behalf of the estate of the Stockholder shall be bound by all of the provisions of this Agreement to the same extent as the Stockholder; and (b) replacements of an Existing Restriction on terms which are not substantially more onerous and that do not adversely affect the Stockholder's voting obligations under this Agreement shall not be deemed prohibited hereunder.

     SECTION 2.02.  Voting of Shares; Further Assurances.
                    ------------------------------------

          (a) The Stockholder hereby unconditionally agrees to vote each of the Shares at every meeting of the stockholders of CHCI or any adjournment thereof or in connection with any written consent of CHCI's stockholders, (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, (ii) against any other proposal or offer from any person relating to any acquisition or purchase of all or a portion of the assets of, or any equity interest in, CHCI or the CHCI Subsidiaries (other than the Spin Off), or any merger or business combination with CHCI or the CHCI Subsidiaries other than the Merger, (iii) against any proposal for any action or agreement that would result in any of the conditions of CHCI's obligations under the Merger Agreement not being fulfilled and (iv) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders of CHCI or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing.

          (b) For the purposes of this Agreement, "Term" shall mean the period from the execution of the Merger Agreement until the earliest of (i) the termination of the Merger Agreement in accordance with the terms thereof or (ii) the Effective Time (as defined in the Merger Agreement).

          (c) Except as permitted in Section 2.01, the Stockholder agrees that such Stockholder will not enter into any agreement or understanding with any person or entity or take any action during the Term which will permit any person or entity to vote or give instructions to vote his, her or its Shares in any manner inconsistent with the terms of this Section 2.02.

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          (d) The Stockholder agrees that he, she or it, as the case may be, will not (i) demand an appraisal of the Stockholder's Shares or perfect any dissenter's rights pursuant to Section 607 or any other provision of the FBCA or any other applicable law in connection with the Spin Off, the Merger, or any other transaction contemplated herein or in the Merger Agreement.

     SECTION 2.03.  Certain Events.  The Stockholder agrees that this Agreement
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and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including without limitation, if applicable, the Stockholder's heirs, guardians, administrators or successors.


                                  ARTICLE III

                               GENERAL PROVISIONS

     SECTION 3.01.  Severability.  If any term or other provision of this
                    ------------
Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall cooperate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 3.02.  Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 3.03.  Amendments.  This Agreement may not be modified, amended,
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waived, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     SECTION 3.04.  Assignment.  This Agreement shall not be assigned, by
                    ----------
operation of law or otherwise, except in accordance with Section 2.01 hereof.

     SECTION 3.05.  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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     SECTION 3.06.  Specific Performance.  The parties hereto agree that
                    --------------------
irreparable damage will occur in the event that any provision of this Agreement is not performed in accordance with the terms hereof or is otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

     SECTION 3.07.  Governing Law; Jurisdiction and Venue.  This Agreement shall
                    -------------------------------------
be governed by, and construed in accordance with, the internal laws of the State of Florida without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

     SECTION 3.08.  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 3.09.  Definitions.  Terms used in this Agreement and not otherwise
                    -----------
defined herein shall have the meanings set forth in the Merger Agreement.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                 PATRIOT AMERICAN HOSPITALITY
                                 OPERATING COMPANY


                                 By: /s/ Leslie Ng
                                    --------------------------------------
                                    Name: Leslie Ng
                                    Title: Senior Vice President

                                 STOCKHOLDER:


                                 By: /s/ Sherwood M. Weiser
                                    --------------------------------------
                                    Name: Sherwood M. Weiser


                                 STOCKHOLDER:

                                 By: /s/ Donald E. Lefton
                                    --------------------------------------
                                    Name: Donald E. Lefton


                                 STOCKHOLDER:
                                 Carnival Corporation

                                 By: /s/ Howard Frank
                                    --------------------------------------
                                    Name: Howard Frank
                                    Title: Vice Chairman